SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2007

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts 02421
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:		(781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

                On December 24, 2007, the registrant, Cubist Pharmaceuticals, Inc., a Delaware corporation (“Cubist”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Cubist was to acquire Illumigen Biosciences, Inc., a Washington corporation (“Illumigen”).  As described in Item 2.01, below, Cubist has completed this acquisition.

Pursuant to the terms of the Merger Agreement, which was approved by the Boards of Directors of each company, Cubist will pay the Illumigen stockholders $9 Million in cash (after adjusting for Illumigen’s closing cash balance), and Illumigen was to, and has now, become a wholly-owned subsidiary of Cubist.  Cubist will make payments during the development of IB657 as a therapy for HCV infections of up to $75.5 Million upon achieving certain development and regulatory milestones.  If Cubist develops Illumigen products for the treatment of viruses other than HCV, development and regulatory milestone payments of up to $117 Million could apply.  Assuming that HCV or other Illumigen antiviral products are commercialized, additional milestone payments of up to $140 Million, as well as tiered royalties, could apply.

                The foregoing description of the transaction contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement.

                The full text of a December 26, 2007 press release announcing the acquisition is attached hereto as Exhibit 99.1.

Item 2.01  Completion of Acquisition or Disposition of Assets.

                On December 26, 2007, Cubist completed its acquisition of Illumigen pursuant to the Merger Agreement.  Cubist’s acquisition of Illumigen was effected by merging a Delaware corporation and wholly-owned subsidiary of Cubist with and into Illumigen, with Illumigen continuing as the surviving corporation and becoming a wholly-owned subsidiary of Cubist.  As consideration for the Merger and pursuant to the terms of the Merger Agreement, Cubist will pay to Illumigen’s stockholders $9 million in cash (after adjusting for Illumigen’s closing cash balance) and may also be required to make certain milestone and royalty payments to Illumigen’s stockholders as described in Item 1.01 above.

                The foregoing description of the transaction contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement.

                The full text of a December 26, 2007 press release announcing completion of the acquisition is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)          Exhibits.

99.1	Press Release dated December 26, 2007

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

	By:	/s/ Christopher D.T. Guiffre
Christopher D.T. Guiffre
Senior Vice President, General Counsel
and Secretary

Dated: December 28, 2007